UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2005
Date of Report
(Date of earliest event reported)

SCIENTIFIC TECHNOLOGIES INCORPORATED
(Exact name of registrant as specified in its charter)

Oregon	0-12254	77-0170363
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6550 Dumbarton Circle
Fremont, CA    94555
(Address of principal executive offices including zip code)

(510) 608-3400
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective June 1, 2005, Dick Faria, 66, was appointed interim chief financial officer of Scientific Technologies Inc. ("STI"). Mr. Faria had previously served as chief financial officer with STI for nine years until his retirement from the position in November 2004, and is now reassuming the position on an interim basis following the departure of Ralph Marimon. Since November 2004, Mr. Faria had continued his employment with STI as vice president of finance and administration. Mr. Faria has been employed by STI for a total of 18 years.

Mr. Faria will receive a base annual salary of $175,000 and will participate in STI's Incentive Bonus Plan. Mr. Faria's annual bonus amount under the plan will be based on individual and company-wide performance milestones as provided by the plan, and will be targeted at 15% of his base annual salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2005	Scientific Technologies Inc.
By: /s/ Joseph J. Lazzara Joseph J. Lazzara Chief Executive Officer